Press Release
For immediate release

Invesco Ltd. Announces:

●  June 30, 2011 Assets Under Management
●  Second Quarter 2011 Results Conference Call Date and Time
●  Income Statement Expense Presentation Change

Investor Relations Contact: Jordan Krugman       404-439-4605
Media Relations Contact:     Doug Kidd                404-479-2922

Atlanta, July 12, 2011

June 30, 2011 Assets Under Management

Invesco Ltd. (NYSE: IVZ) today reported preliminary month-end assets under management of $653.7 billion, a decrease of 1.2% month over month. The decrease largely resulted from the combined effects of negative market returns and negative foreign exchange. FX decreased AUM by $1.9 billion during the month. Long-term net flows, excluding ETF, UIT and Passive AUM were positive for the month. Total average assets for the quarter were $652.8 billion and average assets excluding ETF, UIT and Passive for the quarter were $559.3 billion.

Total Assets Under Management
(in billions)	Total	Equity	Fixed Income	Balanced	Money Market		Alternatives
June 30, 2011(a)	$653.7	$301.9	$145.8	$44.5	$74.4	(b)	$87.1
May 31, 2011	$661.4	$311.6	$144.1	$45.1	$74.9		$85.7
Apr 30, 2011	$668.6	$316.6	$142.6	$46.3	$75.8		$87.3
Mar 31, 2011	$641.9	$303.0	$139.7	$44.7	$71.0		$83.5
Assets Under Management – Excluding ETF/UIT and Passive
(in billions)	Total	Equity	Fixed Income	Balanced	Money Market		Alternatives
June 30, 2011(a)	$561.9	$256.2	$119.1	$44.5	$74.4	(b)	$67.7
May 31, 2011	$568.0	$263.6	$118.8	$45.1	$74.9		$65.6
Apr 30, 2011	$571.4	$265.7	$118.2	$46.3	$75.8		$65.4
Mar 31, 2011	$550.2	$255.7	$116.0	$44.7	$71.0		$62.8
Assets Under Management – ETF, UIT and Passive
(in billions)	Total	Equity	Fixed Income	Balanced	Money Market		Alternatives
June 30, 2011(a)	$91.8	$45.7	$26.7	—	—		$19.4
May 31, 2011	$93.4	$48.0	$25.3	—	—		$20.1
Apr 30, 2011	$97.2	$50.9	$24.4	—	—		$21.9
Mar 31, 2011	$91.7	$47.3	$23.7	—	—		$20.7

(a)	Preliminary – subject to adjustment.
(b)	Preliminary - ending money market AUM includes $70.4 billion in institutional money market AUM and $4.0 billion in retail money market AUM

Second Quarter 2011 Results Conference Call Date and Time

Invesco Ltd. will announce its second quarter 2011 results on Tuesday, July 26, 2011 at 7:30 am (ET). A conference call will be held at 9:00 am (ET) to discuss the results.  Those wishing to participate should call:

US/Canada Toll Free: 866-803-2143
International: 1-210-795-1098
United Kingdom Toll Free: 0800-279-3953

Pass code: Invesco
Conference Leader: Martin Flanagan

The presentation will be made available via a simultaneous Webcast at www.invesco.com.

An audio replay will be available at the following numbers
until 5:00 p.m. (ET) on Tuesday, August 9, 2011:
800-468-0310 (U.S. & Canada)
402-344-6808 (International)

A press release and the slides to be used during the presentation will be available on the company Web site at www.invesco.com approximately ninety minutes before the call.

Income Statement Expense Presentation Change

Invesco Ltd. announced that beginning with the release of the company’s earnings for the three months ended June 30, 2011, the company will change the presentation of marketing support expenses from marketing expenses to third-party distribution, service and advisory expenses. The change is intended to provide investors with improved disclosure of third-party distribution and marketing expenses and to allow for better comparison with similar methods of presentation used by peer investment managers.

Today's release includes selected quarterly U.S. GAAP operating information for the three months ended March 31, 2011, and quarterly and annual U.S. GAAP operating information for the fiscal years 2010 and 2009 in the new presentation format. The reclassification has no impact on U.S. GAAP total operating expenses, net income, earnings per share, or equity attributable to common shareholders and does not represent a restatement of any previously published financial results.

As a result of the change, the company’s non-GAAP financial measure of net revenues (and by calculation, net revenue yield on assets under management (AUM) and adjusted operating margin) will change. The reclassification has no impact on non-GAAP adjusted net income or adjusted earnings per share. Today’s release includes recalculated amounts for quarterly net revenues and adjusted operating margin for the three months ended March 31, 2011 and quarterly and annual net revenues for the fiscal years 2010 and 2009 in the new presentation format.

Quarterly U.S. GAAP Operating Information

The following is selected unaudited U.S. GAAP operating information for Invesco Ltd. for the quarters indicated. The reclassification has no impact on total operating expenses, net income, earnings per share, or equity attributable to common shareholders.

$ in millions	Q111	Q410	Q310	Q210	Q110	Q409	Q309	Q209	Q109
Operating revenues	1,027.3	1,028.5	953.1	787.0	719.1	747.8	705.8	625.1	548.6
Operating expenses:
Employee compensation	305.9	312.7	304.1	260.5	237.6	247.1	238.9	229.0	235.8
Third-party distribution, service and advisory	324.5	315.6	291.7	238.3	208.2	208.1	195.2	176.0	157.7
Marketing	25.7	25.6	19.6	17.6	15.7	17.7	16.0	14.2	17.4
Property, office and technology	64.0	65.6	63.5	55.8	53.5	54.8	63.0	48.6	45.9
General and administrative	73.6	83.6	64.5	64.1	50.0	49.8	40.1	46.9	30.0
Transaction and integration	7.9	26.7	26.8	79.3	17.2	9.8	1.0	—	—
Total operating expenses	801.6	829.8	770.2	715.6	582.2	587.3	554.2	514.7	486.8
Operating income	225.7	198.7	182.9	71.4	136.9	160.5	151.6	110.4	61.8

Reconciliation of Operating Revenues to Net Revenues, as reclassified

$ in millions, except yield and margin data	Q111	Q410	Q310	Q210	Q110	Q409	Q309	Q209	Q109
Operating revenues, U.S. GAAP basis	1,027.3	1,028.5	953.1	787.0	719.1	747.8	705.8	625.1	548.6
Third-party distribution, service and advisory expenses	(324.5)	(315.6)	(291.7)	(238.3)	(208.2)	(208.1)	(195.2)	(176.0)	(157.7)
Proportional share of net revenues from joint venture arrangements	10.4	11.2	10.1	10.4	10.5	11.5	12.5	11.1	9.6
Management fees earned from consolidated investment products eliminated upon consolidation	11.1	11.9	10.5	12.3	10.6	2.1	1.9	1.0	3.0
Other revenues recorded by consolidated investment products	—	—	(0.1)	—	(0.2)	(0.2)	0.4	(0.8)	(1.4)
Net revenues, as reclassified	724.3	736.0	681.9	571.4	531.8	553.1	525.4	460.4	402.1
Net revenues, as previously reported	751.8	761.7	707.1	589.0	544.4	565.8	537.1	470.1	411.6

Net revenue yield on AUM (annualized), as reclassified(1)	46.0	47.8	46.8	47.6	47.3	48.8	48.1	45.9	43.3
Net revenue yield on AUM (annualized), as previously reported(1)	47.7	49.5	48.5	49.0	48.4	49.9	49.2	46.8	44.3
Net revenue yield on AUM before performance fees (annualized), as reclassified(1)	45.7	46.6	46.6	47.3	47.2	48.2	47.7	45.1	42.1
Net revenue yield on AUM before performance fees (annualized), as previously reported(1)	47.5	48.2	48.3	48.7	48.3	49.3	48.8	46.0	43.2

Adjusted operating margin, as reclassified(2)	37.6	38.1	36.0	33.0	34.4	34.0	32.8	27.5	19.6
Adjusted operating margin, as previously reported(2)	36.2	36.8	34.8	32.0	33.6	33.2	32.1	26.9	19.2

____________

(1)	Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. Average AUM is reflected in the company’s periodic filings on Forms 10-Q for the periods indicated.
(2)
Adjusted operating margin is equal to adjusted operating income divided by net revenues. Adjusted operating income is reflected in the company’s periodic filings on Forms 10-Q for the periods indicated.

Annual U.S. GAAP Operating Information

The following is selected U.S. GAAP operating information for Invesco Ltd. for the years indicated. The reclassification has no impact on total operating expenses, net income, earnings per share, or equity attributable to common shareholders.

	Years Ended December 31,
$ in millions	2010	2009
Operating revenues	3,487.7	2,627.3
Operating expenses:
Employee compensation	1,114.9	950.8
Third-party distribution, service and advisory	1,053.8	737.0
Marketing	78.5	65.3
Property, office and technology	238.4	212.3
General and administrative	262.2	166.8
Transaction and integration	150.0	10.8
Total operating expenses	2,897.8	2,143.0
Operating income	589.9	484.3

Reconciliation of Operating Revenues to Net Revenues, as reclassified

	Years Ended December 31,
$ in millions, except yield and margin data	2010	2009
Operating revenues, U.S. GAAP basis	3,487.7	2,627.3
Third-party distribution, service and advisory expenses	(1,053.8)	(737.0)
Proportional share of net revenues from joint venture arrangements	42.2	44.7
Management fees earned from consolidated investment products eliminated upon consolidation	45.3	8.0
Other revenues recorded by consolidated investment products	(0.3)	(2.0)
Net revenues, as reclassified	2,521.1	1,941.0
Net revenues, as previously reported	2,602.2	1,984.6

Net revenue yield on AUM (annualized), as reclassified(1)	47.4	46.7
Net revenue yield on AUM (annualized), as previously reported(1)	48.9	47.7
Net revenue yield on AUM before performance fees (annualized), as reclassified(1)	46.9	46.0
Net revenue yield on AUM before performance fees (annualized), as previously reported(1)	48.4	47.0

Adjusted operating margin, as reclassified(2)	35.6	29.1
Adjusted operating margin, as previously reported(2)	34.5	28.5

____________

(1)	Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. Average AUM is reflected in the company’s annual reports on Forms 10-K for the periods indicated.
(2)	Adjusted operating margin is equal to adjusted operating income divided by net revenues. Adjusted operating income is reflected in the company’s annual reports on Forms 10-K for the periods indicated.

Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ.

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